SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant §240.14a-12

GREATBATCH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

April 27, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Greatbatch, Inc. which will be held on Tuesday, May 23, 2006, at 10:00 a.m. at the Buffalo Niagara Marriott, 1340 Millersport Highway, Amherst, New York 14221. A map containing directions to the Buffalo Niagara Marriott is included on the enclosed proxy card for your convenience.

Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the company’s 2005 Annual Report. We encourage you to read the Annual Report. It includes information on the company’s operations, markets and products, as well as the company’s audited financial statements.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. To make it easier for you to vote, we are offering Internet and telephone voting. The instructions included on your proxy card describe how to vote using these services. Of course, if you prefer, you can vote by mail by completing and signing your proxy card, and returning it in the enclosed postage-paid envelope provided.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Edward F. Voboril
Chairman of the Board
and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2006
PROXY STATEMENT
SECURITY OWNERSHIP
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
COMPENSATION AND ORGANIZATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
RELATED PARTY TRANSACTIONS
REQUIREMENTS FOR REPORTING SECURITIES OWNERSHIP
PROPOSAL 2 RATIFICATION OF THE REAPPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT FEES
PROPOSALS OF STOCKHOLDERS
OTHER MATTERS

GREATBATCH, INC.
9645 WEHRLE DRIVE
CLARENCE, NEW YORK 14031

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2006

To the Stockholders of Greatbatch, Inc.:

The Annual Meeting of the Stockholders of Greatbatch, Inc. will be held at the Buffalo Niagara Marriott, 1340 Millersport Highway, Amherst, New York 14221, on Tuesday, May 23, 2006, at 10:00 a.m. for the following purposes, to:

1. Elect nine directors.

2.	Ratify the reappointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal year 2006; and

3. Consider and act upon other matters that may properly come before the annual meeting.

The Board of Directors has fixed the close of business on April 12, 2006, as the record date for determining the stockholders having the right to notice of and to vote at the annual meeting.

By Order of the Board of Directors,

Larry T. DeAngelo
Senior Vice President, Administration
and Secretary

Clarence, New York
April 27, 2006

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE OR INTERNET AS DESCRIBED ON YOUR PROXY CARD OR BY COMPLETING AND SIGNING YOUR PROXY CARD AND PROMPTLY RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

GREATBATCH, INC.
9645 WEHRLE DRIVE
CLARENCE, NEW YORK 14031

PROXY STATEMENT

This proxy statement and the accompanying form of proxy are being mailed on or about April 27, 2006 in connection with the solicitation by the Board of Directors of Greatbatch, Inc. of proxies to be voted at the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 23, 2006, at the Buffalo Niagara Marriott, 1340 Millersport Highway, Amherst, New York 14221, and any adjournments thereof.

The company will bear the expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby. Proxies are being solicited principally by mail, by telephone and through the Internet.

You may change your vote and revoke your proxy at any time prior to exercise by filing an instrument with the Secretary of the company revoking it, by submitting a duly executed proxy bearing a later date or by request in person at the Annual Meeting. If your proxy is not revoked, the shares represented by your proxy will be voted according to your directions. If your proxy card is signed and returned without specifying voting directions, the shares represented by that proxy will be voted according to the recommendation of the board on each proposal.

On April 12, 2006, the record date fixed by the board for the Annual Meeting, the company had outstanding 21,857,499 shares of common stock. Each outstanding share of common stock is entitled to one vote on all matters to be voted on by the stockholders at the Annual Meeting.

The presence, in person or by proxy, of a majority of the shares outstanding on the record date will constitute a quorum at the Annual Meeting. Abstentions, directions to withhold authority and broker non-votes (which occur when brokers or nominees notify the company they have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum.

Directors are elected by a plurality and the nine nominees who receive the most votes will be elected. Abstentions, directions to withhold authority and broker non-votes will be disregarded and will have no effect on the election of directors. The ratification of the reappointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter at the meeting. Abstentions and broker non-votes will not be treated as votes cast and will have no effect on the ratification of the reappointment of Deloitte & Touche.

On June 29, 2004, the Wilson Greatbatch Technologies, Inc. Equity Plus Plan — 401(k) Retirement Plan, or the 401(k) Plan, and the Wilson Greatbatch Technologies Equity Plus Plan — Stock Bonus Plan, or Stock Bonus Plan, were merged into the Greatbatch, Inc. 401(k) Retirement Plan, or the Amended 401(k) Plan. An individual who has a beneficial interest in shares allocated to a company stock fund account under the Amended 401(k) Plan is being sent a proxy statement and a proxy card to vote the common stock allocated to that account. An individual with a beneficial interest in this plan may give directions to the trustee of the plan as to how the allocated shares should be voted by returning the proxy card or using the telephone or Internet voting methods.

SECURITY OWNERSHIP

The following table sets forth information, as of April 3, 2006, regarding the beneficial ownership of the outstanding shares of the company’s common stock by (i) each person known to the company to be the beneficial owner of more than 5% of the company’s outstanding common stock, (ii) each director of the company, (iii) each executive officer named in the “Summary Compensation Table” in this proxy statement and (iv) all directors and such named executive officers as a group.

	Number of Shares	Percent
Name and Address of	Beneficially	of
Beneficial Owner(1)	Owned	Class

Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr.(2)	2,197,824	10.0%
One Franklin Parkway San Mateo, CA 94403
FMR Corp., Fidelity Management & Research Company and Edward C. Johnson 3d(3)	2,165,300	9.9%
82 Devonshire Street Boston, MA 02109
Primecap Management Company(4)	1,526,150	7.0%
225 South Lake Avenue #400 Pasadena, CA 91101
Unicredito Italiano S.p.A.(5)	1,516,618	6.9%
Piazza Cordusio 6 20123 Milan, Italy
Capital Research and Management Company and SMALLCAP World Fund, Inc.(6)	1,395,600	6.4%
333 South Hope Street Los Angeles, CA 90071
Edward F. Voboril(7)	514,608	2.3%
Pamela G. Bailey(8)	10,795	*
Joseph A. Miller, Jr.(9)	4,595	*
Bill R. Sanford(10)	40,596	*
Peter H. Soderberg(11)	11,426	*
Thomas S. Summer(12)	5,762	*
William B. Summers, Jr.(13)	22,004	*
John P. Wareham(14)	4,659	*
Thomas J. Hook(15)	47,024	*
Thomas J. Mazza(16)	12,483	*
Larry T. DeAngelo(17)	113,018	*
Marco F. Benedetti(18)	3,104	*
All directors and Named Executive Officers as a group (12 persons)	790,074	3.5%

*	Less than one percent

(1)	Unless otherwise indicated, the address for all persons listed above is c/o Greatbatch, Inc., 9645 Wehrle Drive, Clarence, New York 14031.

(2)	Franklin Resources, Inc., or FRI, Charles B. Johnson and Rupert H. Johnson, Jr. filed a Schedule 13G dated February 13, 2006. The beneficial ownership information presented and the remainder of the information contained in this footnote is based solely on the Schedule 13G. The shares reported are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries. The adviser subsidiaries are granted all investment and/or voting power over the shares owned by such advisory clients. Therefore, the adviser subsidiaries may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of these shares.

Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of FRI and each own in excess of 10% of its outstanding common stock. FRI and these principal shareholders may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, these principal shareholders and each of the adviser subsidiaries disclaim any economic interest or beneficial ownership in any of the shares covered by the Schedule 13G. FRI, these principal shareholders and each of the adviser subsidiaries are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the beneficial ownership of shares held by any of them or by any persons or entities advised by FRI subsidiaries.

(3)	FMR Corp., or FMR, Fidelity Management & Research Company, or Fidelity, and Edward C. Johnson 3d, or E. Johnson, filed a Schedule 13G dated February 14, 2006. The beneficial ownership information presented and the remainder of the information contained in this footnote is based solely on the Schedule 13G. Fidelity, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of Investment Advisers Act of 1940, or the Advisers Act, is the beneficial owner of 2,165,300 shares of the company’s common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, or the ICA. E. Johnson, FMR, through its control of Fidelity, and the Fidelity funds each has sole power to dispose of these 2,165,300 shares. Neither FMR nor E. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds. Through their ownership of voting common stock and the execution of a shareholders’ voting agreement, members of the Johnson family may be deemed, under the ICA, to form a controlling group with respect to FMR.

(4)	Primecap Management Company filed a Schedule 13G dated February 14, 2006. The beneficial ownership information presented is based solely on the Schedule 13G.

(5)	Uncredito Italiano S.p.A. (previously filed as Pioneer Global Asset Management S.p.A.) filed a Schedule 13G dated February 14, 2006. The beneficial ownership information presented is based solely on the Schedule 13G.

(6)	Capital Research and Management Company, or CRMC, filed a Schedule 13G on February 10, 2006. The beneficial ownership information presented is based solely on the Schedule 13G. CRMC, an investment adviser registered under Section 203 of the Advisers Act, is the beneficial owner of 1,395,600 shares of the company’s common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the ICA.

(7)	Includes (i) 296,451 shares Mr. Voboril has the right to acquire pursuant to options exercisable currently or within 60 days after April 3, 2006, (ii) 36,084 shares awarded to Mr. Voboril under the company’s 2002 restricted stock plan and 2005 stock incentive plan, and (iii) 4,685 shares allocated to Mr. Voboril’s account under the Amended 401(k) Plan.

(8)	Includes 8,249 shares Mrs. Bailey has the right to acquire pursuant to options exercisable currently or within 60 days after April 3, 2006.

(9)	Includes 3,915 shares Dr. Miller has the right to acquire pursuant to options exercisable currently or within 60 days after April 3, 2006.

(10)	Includes 9,916 shares Mr. Sanford has the right to acquire pursuant to options exercisable currently or within 60 days after April 3, 2006.

(11)	Includes 9,916 shares Mr. Soderberg has the right to acquire pursuant to options exercisable currently or within 60 days after April 3, 2006.

(12)	Includes 4,082 shares Mr. Summer has the right to acquire pursuant to options exercisable currently or within 60 days after April 3, 2006.

(13)	Includes 9,916 shares Mr. Summers has the right to acquire pursuant to options exercisable currently or within 60 days after April 3, 2006.

(14)	Includes 3,749 shares Mr. Wareham has the right to acquire pursuant to options exercisable currently or within 60 days after April 3, 2006.

(15)	Represents (i) 24,807 shares Mr. Hook has the right to acquire pursuant to options exercisable currently or within 60 days after April 3, 2006, (ii) 21,499 shares awarded to Mr. Hook under the company’s 2002 restricted stock plan and 2005 stock incentive plan, and (iii) 718 shares allocated to Mr. Hook’s account under the Amended 401(k) Plan.

(16)	Represents (i) 7,857 shares Mr. Mazza has the right to acquire pursuant to options exercisable currently or within 60 days after April 3, 2006, (ii) 3,697 shares awarded to Mr. Mazza under the company’s 2002 restricted stock plan and 2005 stock incentive plan, and (iii) 929 shares allocated to Mr. Mazza’s account under the Amended 401(k) Plan.

(17)	Includes (i) 65,534 shares Mr. DeAngelo has the right to acquire pursuant to options exercisable currently or within 60 days after April 3, 2006, (ii) 8,883 shares awarded to Mr. DeAngelo under the company’s 2002 restricted stock plan and 2005 stock incentive plan, and (iii) 4,337 shares allocated to Mr. DeAngelo’s account under the Amended 401(k) Plan.

(18)	Represents (i) 1,308 shares Mr. Benedetti has the right to acquire pursuant to options exercisable currently or within 60 days after April 3, 2006, (ii) 1,164 shares awarded to Mr. Benedetti under the company’s 2005 stock incentive plan, and (iii) 632 shares allocated to Mr. Benedetti’s account under the Amended 401(k) Plan.

PROPOSAL 1

ELECTION OF DIRECTORS

The company’s directors are elected annually to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. When your proxy is submitted, the shares it represents will be voted in accordance with the direction indicated, or, if no direction is indicated, the shares will be voted in favor of the election of the nominees identified below. The company expects each nominee to be able to serve, if elected, but if any nominee notifies the company before the Annual Meeting that he or she is unable to do so, then the proxies will be voted for such other person as the board shall designate.

Information regarding the nominees standing for election as directors is set forth below:

			Director
Name	Age	Position and Office with the Company	Since

Edward F. Voboril	63	Chairman of the Board and Chief Executive Officer	1997
Pamela G. Bailey	57	Director	2002
Thomas J. Hook	43	President and Chief Operating Officer	*
Joseph A. Miller, Jr.	64	Director	2003
Bill R. Sanford	62	Director	2000
Peter H. Soderberg	59	Director	2002
Thomas S. Summer	52	Director	2003
William B. Summers, Jr.	55	Director	2001
John P. Wareham	64	Director	2004

*	Has not previously been nominated to stand for election or served as director of the company

Edward F. Voboril has served as Chief Executive Officer of the company and its predecessor since December 1990. Mr. Voboril became Chairman of the board of directors in July 1997. Mr. Voboril currently serves on the board of Analogic Corporation, an electronics company, and on the audit, governance and compensation committees of that board. Mr. Voboril currently serves as a member of the board of the Advanced Medical Technology Association, or AdvaMed. He is a member of the board of Trustees of Niagara University.

Pamela G. Bailey has served as a director since July 2002. Mrs. Bailey currently serves as President and CEO of the Cosmetic, Toiletry and Fragrance Association, a Washington, DC based trade association. Mrs. Bailey served as President and CEO of AdvaMed, the world’s largest association representing the medical technology industry globally, from June 1999 to April 2005. From 1970 to 1999 she served in the White House, the Department of Health and Human Services, and other public and private organizations with responsibilities for health care public policy. Mrs. Bailey serves on the board of Albertson’s, Inc., one of the world’s largest food and drug retailers, and on the audit committee and the management and compensation committee of that board.

Thomas J. Hook has served as the company’s Chief Operating Officer since September 2004. Mr. Hook was appointed President of the company in June 2005. Beginning in 2002, Mr. Hook was employed by CTI Molecular Imaging where he had served most recently as President, CTI Solutions Group. From March 2000 to July 2002, Mr. Hook was General Manager, Functional and Molecular Imaging for General Electric Medical Systems. From 1997 to 2000, Mr. Hook worked for the Van Owen Group Acquisition Company and earlier, Duracell, Inc. Mr. Hook also serves as a director of Central Radiopharmaceuticals, Inc. and the Buffalo-Niagara Partnership.

Joseph A. Miller, Jr. has served as a director since December 2003. Dr. Miller has been Executive Vice President and Chief Technology Officer for Corning, Inc. since 2001. Before joining Corning, he served as Senior Vice President of E.I. DuPont de Nemours from 1999 to 2001. Dr. Miller also serves on the board of Dow Corning Corporation and the corporate responsibility committee of that board.

Bill R. Sanford has served as a director since October 2000. Mr. Sanford is the Founder and Chairman of Symark LLC, a technology commercialization and business development company. He is Executive Founder, and from April 1987 to August 2000, was Chairman of the Board and Chief Executive Officer of STERIS Corporation, a

global provider of infection prevention and therapy support systems, products, services and technologies. Mr. Sanford serves on the board of KeyCorp and on the finance and nominating and corporate governance committees of that board. He is also a director of several early stage private technology companies.

Peter H. Soderberg has served as a director since March 2002. Mr. Soderberg has served as the President and Chief Executive Officer of Hillenbrand Industries, Inc. and Hill-Rom Company Inc., since March 2006. Mr. Soderberg previously served as President and Chief Executive Officer of Welch Allyn, Inc. from January 2000 to March 2006. Before that, he was Chief Operating Officer of Welch Allyn’s medical products business. Prior to joining Welch Allyn in 1993, Mr. Soderberg was employed by Johnson & Johnson. Mr. Soderberg serves on the board of AdvaMed and Hillenbrand Industries, Inc.

Thomas S. Summer has served as a director since November 2003. Mr. Summer has been Executive Vice President and Chief Financial Officer of Constellation Brands, Inc. since April 1997. He serves on the board of Home Properties, Inc. and on the audit committee of that board.

William B. Summers, Jr. has served as a director since July 2001. Mr. Summers has served as Chairman of McDonald Investments, Inc., a KeyCorp company, since 1995. In 1998, Mr. Summers became an Executive Vice President of KeyCorp, Chairman of Key Capital Partners and a member of the KeyCorp Management Committee, positions he held until 2000. He also serves on the board of RPM, Inc. and Developers Diversified Realty, Inc. Mr. Summers is a member of the audit committee of RPM, Inc. and the audit, compensation and pricing committees of Developers Diversified Realty, Inc. He also serves on the advisory board of Molded Fiberglass Companies.

John P. Wareham has served as a director since 2004. On April 7, 2005, Mr. Wareham retired as Beckman Coulter, Inc.’s Chairman and Chief Executive Officer. Mr. Wareham joined Beckman Coulter as its Vice President-Diagnostics Systems Group in 1984. Mr. Wareham is the non-executive chairman of the board of STERIS Corporation and serves on the compensation committee of that board. He also serves on the board of ResMed Corporation. He is on the advisory board of the University of California Medical Center. He is a former member of the board of directors and chairman of the board of AdvaMed, former member of the board of directors of the Manufacturers Alliance/MAPI, the board of directors of the National Association of Manufacturers, the Board of Governors of the Bowers Museum and the Advisory Council of the Keck Graduate Institute of Applied Life Sciences.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Corporate Governance and Board Matters

The business of the company is managed under the direction of the board. In June 2003, the board adopted Corporate Governance Guidelines for the company. These Guidelines reflect the company’s commitment to good corporate governance. The full text of the Guidelines is posted on the Investor Resource Center section of the company’s website at www.greatbatch.com.

The board has also adopted a Code of Business Conduct and Ethics for all directors, executive officers and employees of the company. The full text of the Code is posted on the Investor Resource Center section of the company’s website.

Board Independence, Meetings and Committees of the Board

Except for Mr. Voboril, the company’s Chief Executive Officer, all of the company’s current directors are independent consistent with the “bright-line” standards set by the New York Stock Exchange Corporate Governance Listing Standards, as amended, and consistent with the company’s Corporate Governance Guidelines, or the Guidelines. The Guidelines specify the criteria by which the independence of the company’s directors will be determined. The Guidelines provide that a director is independent if the director is neither a current or former employee or officer of the Company, the director does not receive any remuneration from the company, either directly or indirectly, in any capacity other than as a director, and the director is not a partner or controlling shareholder or executive officer of any organization that has a business relationship with the Company. When making an independence determination, the board endeavors to consider all relevant facts and circumstances.

In accordance with the Guidelines, the board undertook its annual review of director independence. During this review, the board considered the materiality of any relationships with the company from the director’s perspective and the perspective of any persons or organizations with which the director is affiliated. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships and can also be indirect, such that serving as a partner or officer, or holding shares, of an organization that has a relationship with the company that may cause the director not to be independent. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

Pursuant to the Guidelines and a review of the relevant facts and circumstances, the board has affirmatively determined that no current director has a material relationship with the company that is inconsistent with a determination of independence except Mr. Voboril. Therefore, the board affirmatively determined that all the current directors, with the exception of Mr. Voboril, are independent.

The board has standing Audit, Compensation and Organization, Corporate Governance and Nominating and Science and Technology Development Committees. Each committee has a written charter posted on the Investor Resource Center section of the company’s website.

The board held five meetings in 2005, none of which were held telephonically. Each director attended at least 75% of the meetings of the board and meetings of the committees of the board on which each director served.

The Audit Committee consists of Messrs. Summer (Chair), Summers and Wareham. The Audit Committee’s primary purpose is assisting the board in overseeing the (i) integrity of the company’s financial statements, (ii) company’s compliance with legal and regulatory requirements, (iii) company’s independent auditor’s qualifications and independence, (iv) performance of the company’s internal audit function and independent auditor and (v) company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance and ethics that management and the board have established. The Audit Committee had ten meetings in 2005 of which six were held telephonically.

The Compensation and Organization Committee consists of Messrs. Summers (Chair), Summer and Soderberg. The Compensation and Organization Committee’s primary purpose is establishing the company’s executive compensation philosophy that will attract, retain and motivate superior executives and ensure that senior executives of the company and its wholly owned subsidiaries are compensated appropriately in a manner consistent with the compensation philosophy, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies. The Compensation and Organization Committee also administers the company’s 1997 and 1998 stock option plans, the company’s non-employee director stock incentive plan, the company’s 2002 restricted stock plan and the company’s 2005 stock incentive plan. The Compensation and Organization Committee had seven meetings in 2005 of which three were held telephonically.

The Corporate Governance and Nominating Committee consists of Mrs. Bailey (Chair), Messrs. Sanford and Soderberg, and Dr. Miller. The Corporate Governance and Nominating Committee identifies qualified individuals to become members of the board, recommends to the board the selection of director nominees, develops and recommends to the board a set of corporate governance principles applicable to the company, evaluates the effectiveness of the board and establishes corporate governance principles. The Corporate Governance and Nominating Committee reviews with the board, on an annual basis, the composition of the board, and whether the company is being well served by the directors taking into account their independence, age, skills, experience and availability for service. The Corporate Governance and Nominating Committee recommends director nominees to the board considering the factors discussed above, provided that no director may sit on the board of, or beneficially own stock in (other than through mutual funds or similar non-discretionary, undirected arrangement), any of the company’s competitors in its principal lines of business. The Corporate Governance and Nominating Committee may, and has sole authority to, retain a search firm to assist in identifying qualified director candidates. The Corporate Governance and Nominating Committee’s policy is to consider director candidates recommended from all sources, including stockholder recommendations, to the extent those candidates will improve the board’s composition based on the factors discussed above. The Corporate Governance and Nominating Committee uses the same process for evaluating candidates for director regardless of the source of the recommendation. Stockholders wishing to submit recommendations for candidates to the board must supply information in writing regarding the candidate to the Corporate Governance and Nominating Committee at the company’s executive offices in Clarence, New York. The information should include, at minimum, the candidate’s name, biographical information, qualifications and availability for service. The Corporate Governance and Nominating Committee had five meetings in 2005 of which one was held telephonically.

The Science and Technology Development Committee consists of Dr. Miller (Chair), Mr. Wareham and Mrs. Bailey. The Science and Technology Development Committee periodically examines management’s direction and investment in the company’s research and development, as well as in its technology initiatives and advises the board on scientific matters that include major internal projects, interaction with academic and other outside research organizations and the acquisition of technologies and products. The Science and Technology Development Committee had five meetings in 2005 of which one was held telephonically.

Executive Sessions of the Board

The independent non-management directors, consisting of all current directors except for Mr. Voboril, meet without management at regularly scheduled executive sessions at the conclusion of each regular quarterly board meeting and at such other times as they deem appropriate. Mr. Sanford acts as lead independent director at all executive sessions.

Communications with the Board

Any stockholder who wishes to communicate with board members or with the lead independent director may do so electronically by sending an e-mail to Messrs. Sanford or Summer via the Whistleblower Information page of the Investor Resource Center section of the company’s website found at www.greatbatch.com, by leaving a confidential voicemail message for either Mr. Sanford (716-759-5501) or Mr. Summer (716-759-5508), or by writing to the following address: Board of Directors, Greatbatch, Inc., 9645 Wehrle Drive, Clarence, NY 14031.

Compensation of Directors

Fiscal Year 2005

The company pays an annual retainer paid in cash or full shares of the company’s stock closest to the value of $20,000 for the lead director and $10,000 for each other director who are not full-time employees of the company or any of its affiliates. This annual retainer will be paid in the month of January based upon completion of the prior year of service and based upon the price of the company’s stock recorded as of the close of business on the last trading day of the prior calendar year. All shares of stock are issued from the company’s authorized and unissued shares and are issued without registration. Therefore all such stock must be held by the director for a minimum of one year after receipt. Non-employee directors also receive a (i) $3,000 fee for attendance in person at meetings of the board and a $l,000 fee if attended telephonically and (ii) $2,000 fee for attendance in person at meetings of a committee of the board and a $1,000 fee if attended telephonically. In the case of a committee chairperson or the lead independent director, the fee payable to the non-employee director is $4,000 if attended in person and $2,000 if attended telephonically. In addition, under the company’s prior director compensation program all directors are reimbursed for travel expenses and other out-of-pocket costs incurred by themselves and their spouses in connection with attendance at meetings, although incremental expenses attributed to spouses are taxable income to the directors. Non-employee directors of the company also receive benefits under the company’s non-employee director stock incentive plan. Benefits under the plan are granted as options to purchase shares of the company’s common stock or retainer stock awards. Retainer stock awards are stock awards granted to the director at his or her request in lieu of receiving all or a portion of the annual cash retainer described above. On the effective date of the plan and the date that an individual first becomes a non-employee director, each such director is automatically granted an option to purchase 5,000 shares of the company’s common stock.

Fiscal Year 2006

On February 11, 2006, the board, on the recommendation of the Corporate Governance and Nominating Committee of the board, approved a new compensation program for non-employee directors. Under this new program, the annual board retainer will be $30,000. There will be no fees paid for attending board meetings. The company will pay $1,000 for each board committee meeting attended in person and $500 if attended telephonically. In the case of a committee chairperson and lead independent director, additional retainers will be paid as follows: Audit Committee chair, $20,000; Compensation and Organization Committee chair, $7,500; Corporate Governance and Nominating Committee chair, $5,000; Science and Technology Development Committee chair, $5,000; and lead independent director, $20,000. In addition, each non-employee director receives an annual incentive award under the company’s 2005 stock incentive plan equal in value to $60,000 (computed using the Black-Scholes method) and consisting of one-third in immediately vested shares of common stock and two-thirds in immediately vested stock options. In connection with this new program, the board also adopted guidelines for stock ownership by non-employee directors under which it is expected that each non-employee director will own at least $90,000 in shares of the company’s common stock within five years of election to the board and will retain all stock awards, net of taxes, granted by the company as long as they remain on the board.

EXECUTIVE OFFICERS

The company’s principal executive officers, and their respective ages and positions as of April 27, 2006, are as follows:

Name	Age	Position

Edward F. Voboril*	63	Chairman of the Board and Chief Executive Officer
Thomas J. Hook*	43	President and Chief Operating Officer
Thomas J. Mazza	52	Senior Vice President and Chief Financial Officer
Larry T. DeAngelo	59	Senior Vice President, Administration and Secretary
Marco F. Benedetti	46	Corporate Controller and Principal Accounting Officer

*	The biographical information for Mr. Voboril and Mr. Hook is provided above under “Proposal 1. Election of Directors.”

Thomas J. Mazza has served as the company’s Senior Vice President and Chief Financial Officer since August 2005. Mr. Mazza joined the company in November 2003 as Vice President and Corporate Controller. Mr. Mazza served in a variety of financial roles since 1978 with Foster Wheeler Ltd. which culminated with him holding the positions of Vice President and Corporate Controller; Principal Accounting Officer; Vice President, Financial Systems; and Vice President, Financial Planning and Analysis.

Larry T. DeAngelo has served as the company’s Senior Vice President, Administration since December 2000 and as Secretary since July 1997. Mr. DeAngelo also served as Vice President, Administration of the company and the company’s predecessor from November 1991 to December 2000. Prior to joining the company’s predecessor, Mr. DeAngelo was the Director of International Human Resources of Rockwell International Corporation. Mr. DeAngelo is currently a member of the Payment and Health Care Delivery Committee of AdvaMed and both a director of the Buffalo Hearing and Speech Center (a non-profit organization) and member of its audit committee.

Marco F. Benedetti has served as the company’s Corporate Controller and Principal Accounting Officer since August 2005. Mr. Benedetti also served as the Assistant Corporate Controller of the company since December 2003. During 2003, Mr. Benedetti served as Vice President, Finance with Ashton Potter Ltd. From 1992 to 2003, Mr. Benedetti served in a variety of positions with International Imaging Technologies, Inc. including Corporate Controller and Director of Finance. Prior to joining International Imaging Materials, Mr. Benedetti was a CPA with KPMG Peat Marwick, and served in a variety of positions most recently as Senior Supervisor in the audit practice.

EXECUTIVE COMPENSATION

The following table discloses compensation for the company’s 2005, 2004 and 2003 fiscal years received by the company’s Chairman of the Board and Chief Executive Officer and by the company’s four most highly compensated executive officers (other than the Chief Executive Officer) who served as such at the close of fiscal year 2005, referred to in this proxy statement as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation
						Awards
						Restricted	Securities
					Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus		Compensation(1)	Awards(2)	Options/SARs	Compensation(3)

Edward F. Voboril	2005	$430,000	$817,000	(4)	$—	11,787	106,226	$14,910
Chairman of the Board	2004	$416,923	$100,000	(5)	$—	5,000	61,500	$14,305
and Chief Executive Officer	2003	$356,846	$495,000	(6)	$—	5,000	67,500	$14,200
Thomas J. Hook(8)	2005	$339,423	$595,000	(4)	$130,232	11,454	44,673	$14,910
President and	2004	$103,750	$75,000	(5)	$54,899	5,000	50,000	$7,026
Chief Operating Officer
Thomas J. Mazza	2005	$193,827	$291,400	(4)	$—	1,681	18,758	$13,761
Senior Vice President and	2004	$175,000	$79,600	(5)	$29,628	200	2,800	$12,425
Chief Financial Officer	2003	$26,923	$20,000	(7)	$—	—	4,665	$1,346
Larry T. DeAngelo	2005	$240,000	$384,000	(4)	$—	3,289	23,649	$14,910
Senior Vice President,	2004	$239,231	$129,000	(5)	$—	1,000	12,300	$14,305
Administration and Secretary	2003	$214,623	$243,600	(6)	$—	1,000	13,500	$14,200
Marco F. Benedetti(9)	2005	$133,837	$99,900	(4)	$—	—	4,041	$9,503
Corporate Controller and Principal Accounting Officer

(1)	Represents payments made for relocation expenses. No other annual compensation is reported for the Named Executive Officers because perquisites and personal benefits otherwise did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for these officers.

(2)	Each Named Executive Officer has the right to vote the shares of restricted stock and to receive any dividends paid on such shares. There were 93,956 restricted stock holdings in the aggregate with a fair market value of $2,443,796 at the end of fiscal year 2005. On February 11, 2005, Mr. Hook was awarded 7000 shares of restricted stock pursuant to the company’s 2002 restricted stock plan; restrictions on these shares will lapse on the earlier of the date that annual diluted earnings per share (EPS) reaches $2.88, or February 11, 2012. On March 31, 2005, Messrs. Voboril, Hook, Mazza and DeAngelo were awarded 11,787, 4454, 1681 and 3289 shares of restricted common stock, respectively, pursuant to the company’s 2002 restricted stock plan; restrictions on these shares will lapse over a four-year period, 50% after the first two years, 25% after the third year and 25% after the fourth year, with such restrictions lapsing on the last calendar day of the applicable year. At the end of the fiscal year 2005, the value of these shares was $306,580 for Mr. Voboril, $297,919 for Mr. Hook, $43,723 for Mr. Mazza and $85,547 for Mr. DeAngelo. On October 1, 2004, Messrs. Voboril, DeAngelo and Mazza were awarded 5000, 1000 and 200 shares of restricted common stock, respectively, and on October 5, 2004, Mr. Hook was awarded 5000 shares of restricted stock pursuant to the company’s 2002 restricted stock plan; restrictions on these shares will lapse on the earlier of the date that annual diluted earnings per share (EPS) reaches $2.88, or October 1, 2011 for Messrs. Voboril, DeAngelo and Mazza, respectively or October 5, 2011 for Mr. Hook. At the end of fiscal year 2004 the value of these shares was $112,100 for Messrs. Voboril and Hook, $22,420 for Mr. DeAngelo, and $4,484 for Mr. Mazza. On November 1, 2003, Messrs. Voboril and DeAngelo were awarded 5000 and 1000 shares of restricted common stock, respectively, pursuant to the company’s 2002 restricted stock plan; restrictions on these shares will lapse on the earlier of the date that annual EPS reaches $2.40 or November 1, 2010. At the end of fiscal year 2003 the value of these shares was $214,250 for Mr. Voboril and $42,850 for Mr. DeAngelo.

(3)	For fiscal year 2005, represents (i) the company’s matching contributions to the Amended 401(k) Plan of $4,410 for Messrs. Voboril, Hook and DeAngelo, $4,070 for Mr. Mazza and $2,811 for Mr. Benedetti, and

(ii) the company’s 2005 defined contribution to the Amended 401(k) Plan of $10,500 for each of Messrs. Voboril, Hook and DeAngelo, $9,691 for Mr. Mazza and $6,692 for Mr. Benedetti, which contributions consist of 416 shares of the company’s common stock for each of Messrs. Voboril, Hook and DeAngelo, 384 shares of the company’s common stock for Mr. Mazza, and 265 shares of the company’s common stock for Mr. Benedetti. For fiscal year 2004, represents (i) the company’s matching contributions to the Amended 401(k) Plan of $4,305 for each of Messrs. Voboril and DeAngelo, $1,838 for Mr. Hook and $3,675 for Mr. Mazza, and (ii) the company’s 2004 defined contribution to the Amended 401(k) Plan of $10,000 for each of Messrs. Voboril and DeAngelo, $5,188 for Mr. Hook and $8,750 for Mr. Mazza, which contributions consist of 581 shares of the company’s common stock for each of Messrs. Voboril and DeAngelo, 302 shares of the company’s common stock for Mr. Hook and 508 shares of the company’s common stock for Mr. Mazza. Amounts reported in item (ii) were earned in fiscal year 2004 and paid in fiscal year 2005. The company’s employee stock ownership plan, or ESOP, was merged into the Amended 401(k) Plan as of June 29, 2004. For fiscal year 2003, represents (i) the company’s matching contributions to the 401(k) Plan of $4,200 for each of Messrs. Voboril and DeAngelo, and (ii) the company’s 2003 defined contribution under the ESOP of $10,000 for each of Messrs. Voboril and DeAngelo and $1,346 for Mr. Mazza, which contributions consist of 268 shares of the company’s common stock for each of Messrs. Voboril and DeAngelo and 36 shares of the company’s common stock for Mr. Mazza. Amounts reported in item (ii) were earned in fiscal year 2003 and paid in fiscal year 2004.

(4)	Represents amounts earned in fiscal year 2005 which will be or have been paid in fiscal year 2006.

(5)	Represents amounts earned in fiscal year 2004 which were paid in fiscal year 2005.

(6)	Represents amounts earned in fiscal year 2003 which were paid in fiscal year 2004.

(7)	Represents amounts earned and paid in fiscal year 2003.

(8)	Began employment in September 2004.

(9)	Appointed Corporate Controller on August 25, 2005 and Principal Accounting Officer on August 29, 2005.

Stock Options/Stock Appreciation Rights

The following table sets forth information concerning stock option and stock appreciation right grants made to the Named Executive Officers in fiscal year 2005, including the potential realizable value over the ten year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation are mandated by the rules of the United States Securities and Exchange Commission, or the SEC, and do not represent the company’s estimate of future stock price performance. Actual gains, if any, on stock option exercises will be dependent on the future performance of the company’s common stock.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
		Percentage of
	Number of	Total			Potential Realizable Value
	Securities	Options/SARs			at Assumed Rates of
	Underlying	Granted in	Exercise		Stock Appreciation Price
	Options/SARs	Fiscal Year	Price	Expiration	for Option Term
Name	Granted	2005	($/sh)	Date	5%	10%

Edward F. Voboril	49,586	10.4%	$18.24	3/30/15	$1,473,549	$2,346,380
	56,630	11.9%	$23.60	6/7/15	$2,176,966	$3,466,454
Thomas J. Hook	18,742	3.9%	$18.24	3/30/15	$556,844	$886,681
	500	0.1%	$24.62	5/23/15	$20,052	$31,929
	25,431	5.3%	$23.60	6/7/15	$997,616	$1,556,691
Thomas Mazza	5,000	1.1%	$16.99	2/10/15	$138,375	$220,338
	7,074	1.5%	$18.24	3/30/15	$210,176	$334,670
	6,684	1.4%	$23.60	6/7/15	$256,946	$409,143
Larry T. DeAngelo	13,840	2.9%	$18.24	3/30/15	$411,201	$654,768
	9,809	2.1%	$23.60	6/7/15	$377,077	$600,432
Marco F. Benedetti	1,000	0.2%	$24.62	5/23/15	$40,103	$63,858
	3,041	0.6%	$24.66	10/17/15	$122,153	$194,507

The following table sets forth information concerning the number of shares and the value of options outstanding as of December 30, 2005 for each Named Executive Officer. The values of in-the-money options have been calculated on the basis of a valuation of $26.10 per share, the closing price per share of the company’s common stock on the NYSE on December 30, 2005, less the applicable exercise price.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

	Number of		Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options/SARs
	Acquired	Value	Options/SARs at December 30, 2005		at December 30, 2005
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Edward F. Voboril	35,000	$712,850	316,451	114,327	$1,614,102	$425,499
Thomas J. Hook	—	$—	24,807	69,866	$222,772	$450,337
Thomas J. Mazza	—	$—	7,857	18,366	$24,742	$91,432
Larry T. DeAngelo	11,500	$202,975	65,534	24,289	$270,162	$104,292
Marco F. Benedetti	—	$—	1,308	3,536	$1,342	$4,153

Employment Agreements

On July 9, 1997, the company entered into an employment agreement with Mr. Voboril, the company’s Chairman of the Board and Chief Executive Officer. This agreement expired on June 30, 2001 but automatically extends for additional one-year periods until the company or Mr. Voboril gives notice to terminate not less than twelve months prior to the proposed termination date. The company currently pays Mr. Voboril $430,000 annually. The Compensation and Organization Committee and the board of directors has the right to increase Mr. Voboril’s salary. Under this agreement, Mr. Voboril is entitled to receive a bonus equal to 100% of his current base salary if the company achieves financial targets set by the board of directors and reflected in the company’s annual budget.

If the company terminates Mr. Voboril’s employment “without cause” or if Mr. Voboril terminates his employment for “good reason,” as such terms are defined in the agreement, the company has agreed to pay to Mr. Voboril the greater of $285,000 or his current annual base salary and a bonus for the year of termination equal to a percentage of his base salary. If the company terminates his employment without cause within six months before, or twelve months after, a “change of control” of the company, as that term is defined in the agreement, the company will pay Mr. Voboril an amount equal to his current annual salary and a bonus equal to 100% of his current base salary. In addition, all unvested stock options held by Mr. Voboril will automatically vest and he will have the right to exercise all unexercised options.

If the company terminates Mr. Voboril’s employment for “cause,” as that term is defined in the agreement, or if Mr. Voboril terminates his employment without good reason, the company will pay him his accrued base salary and other compensation that has accrued as of the termination date. However, the company will not pay Mr. Voboril an annual bonus if the company terminates his employment with cause, and any stock options granted to Mr. Voboril that have not vested will be forfeited and canceled. If the company terminates Mr. Voboril’s employment for cause, the company may, at its election, purchase all of his shares and vested stock options at the lesser of the shares’ cost or fair market value. So long as Mr. Voboril’s employment is not terminated without cause, he has agreed not to solicit any of the company’s employees or to compete, directly or indirectly, with the company during his employment and for two years after his employment ends.

Mr. Hook accepted employment with the company pursuant to the terms of an offer of employment letter, dated August 9, 2004. Mr. Hook currently receives an annual salary of $350,000 and is entitled to one year of severance payments if his employment is involuntarily terminated by the company or voluntarily terminated by him for “good reason,” as that term is defined in the change of control agreement between the company and Mr. Hook, excluding those provisions of the definition requiring a change of control event. The terms of this change of control agreement are described under the heading “Change of Control Agreements” in this proxy statement.

Mr. DeAngelo currently receives an annual salary of $240,000 and is entitled to receive one year of severance payments if his employment is involuntarily terminated by the company or voluntarily terminated by him for “good reason,” as that term is defined in the change of control agreement between the company and Mr. DeAngelo, excluding those provisions of the definition requiring a change of control event. The terms of this change of control agreement are described under the heading “Change of Control Agreements” in this proxy statement.

Change of Control Agreements

The company has entered into change of control agreements with Messrs. Voboril, Hook, DeAngelo, Mazza, Benedetti and certain other officers of the company. These agreements provide for the continued employment of the executive for a period of two years following a “change of control” of the company, as that term is defined in the agreement. During this two-year period, the executive would continue to be employed and compensated commensurate with his or her position and compensation prior to the change of control. The agreement terminates (i) upon the executive’s death or disability, (ii) for “cause” or (iii) by election of the executive for “good reason,” as such terms are defined in the agreement.

If the company terminates the agreement other than for death, disability or cause, or the executive terminates the agreement for good reason after a change of control, then the executive will be paid an amount equal to (i) two times his or her highest annual salary for the three-year period prior to the date of termination, (ii) the average annualized bonus paid to the executive during the three year period prior to the date of termination, (iii) two times the company’s total contributions to the company’s retirement plan with respect to the executive for the year preceding the termination, (iv) that portion, if any, of the company’s contribution to the executive’s 401(k), savings or other similar individual account plan that is not vested as of the date of termination, plus an amount that, when added to this unvested contribution, would be sufficient after applicable taxes to enable the executive to net an amount equal to this unvested contribution and (v) $25,000 for outplacement services utilized by the executive. Moreover, all unvested stock options, stock appreciation rights and restricted stock held by the executive pursuant to any company stock plan, will immediately become fully vested and exercisable. The executive and his or her family are also entitled to continued coverage under the company’s medical and other benefits plans for a period of two years on the same terms upon which such coverage was provided prior to such termination. The company will also make any additional tax gross-up payment to the executive as may be necessary to reimburse the executive for any federal or state excise tax liability with respect to any severance payment, other benefit or tax gross-up payment made under the change of control agreement.

Reinhold Separation Agreement and Release

Effective June 13, 2005, Lawrence P. Reinhold, the company’s former Executive Vice President and Chief Financial Officer, departed the company by mutual agreement. The company and Mr. Reinhold entered into a Separation Agreement and Release, or Separation Agreement, which replaces and supersedes the terms of an offer of employment letter, dated May 29, 2002, as amended, previously in effect between Mr. Reinhold and the company. The Separation Agreement provided for (i) a one-time payment on or about June 28, 2005 of $500,000, less required withholding and deductions, and (ii) continuation of health insurance coverage at the company’s expense until June 30, 2006. In addition, Mr. Reinhold agreed not to solicit any of the company’s employees or to compete, directly or indirectly, with the company on behalf of certain parties for one year following his departure.

1997 and 1998 Stock Option Plans

The company has two stock option plans that provide for the issuance of nonqualified and incentive stock options to its key employees and key employees of its subsidiaries. The terms of the company’s 1997 stock option plan and 1998 stock option plan are substantially the same and both plans are administered by the company’s Compensation and Organization Committee. The 1997 stock option plan authorizes the issuance of options to acquire up to 480,000 shares of common stock and the 1998 stock option plan authorizes the issuance of options to acquire up to 1,220,000 shares of common stock. Options granted under the 1997 and 1998 stock option plans generally vest over a three-to- five-year period and the vesting period can be accelerated depending upon the achievement by the company of performance standards, including earnings targets. Options expire ten years from the date of the grant. Options are granted with exercise prices equal to the fair market value of the common stock on the date of the grant. Options generally are non-transferable, other than by will or the laws of descent and distribution and are exercisable only by the grantee while the grantee is alive. Both of the stock option plans contain a change of control provision. If a change of control of the company occurs, at the discretion of the company’s Compensation and Organization Committee, each option granted under the stock option plans may be terminated. If this occurs, the company must pay each optionholder an amount equal to the difference between the fair market value of each share and the exercise price per share. This amount would be payable upon the closing of a transaction that results in a change of control.

The company has a non-employee director stock incentive plan which has been approved by the company’s stockholders and provides for the issuance of non-qualified stock options to non-employee directors to purchase up to 100,000 shares of the company’s common stock from its treasury, subject to the terms of the plan. The Compensation and Organization Committee administers the plan. Options granted under the plan become exercisable in three equal annual installments beginning on the first December 31, which is at least six months after the date of grant, and on the two succeeding occurrences of December 31, provided that the individual continues to serve as a non-employee director of the company on each such date. Each stock option terminates on the tenth anniversary of the date of grant unless earlier terminated pursuant to the terms of the plan. The plan contains a change of control provision under which, upon the occurrence of a change of control in the company, each stock option may, at the discretion of the board, be terminated within a specific number of days after notice to the holder of the stock option and each such holder will receive, in respect of each share of common stock for which the stock option then is exercisable, an amount equal to the excess of the then fair market value of such share of common stock over the exercise price per share payable in the same consideration received by the stockholders of the company upon the closing of the transaction that results in the change of control.

2002 Restricted Stock Plan

The company has a 2002 restricted stock plan which has been approved by the company’s stockholders and provides for the granting of stock awards to the company’s employees. The Compensation and Organization

Committee administers the plan. The number of shares that are reserved and may be issued under the plan cannot exceed 200,000. Restricted stock awards are either time-vested or performance-vested based on the terms of the individual award agreement. Time-vested restricted stock vests 50% on the first anniversary of the date of the award and 50% on the second anniversary of the date of the award. Performance-vested restricted stock vests upon the achievement of certain annual diluted earnings per share targets by the company or the seventh anniversary date of the award.

2005 Stock Incentive Plan

The company has a 2005 stock incentive plan which has been approved by the company’s stockholders and provides for the granting of various equity-based awards, including stock options, stock appreciation rights, restricted stock or restricted stock units, performance-based awards or stock bonuses to the company’s eligible employees and non-employee directors, consultants and service providers. The Compensation and Organization Committee administers the plan. The number of shares that are reserved and may be issued under the plan cannot exceed 1,000,000. Awards granted under the plan generally are not transferable except by will or the laws of descent and distribution.

The exercise price of stock options granted under the plan may not be less than the market value (generally, the closing price per share) of the common stock on the date of grant. The term of an incentive stock option may not be longer than ten years. The Compensation and Organization Committee determines at the time of grant when each option becomes exercisable and, unless otherwise specified by the grant, no option may be exercised less than one year from the date of grant (except upon change of control). The company may require at the time an option is exercised, that the participant remit an amount in cash or common stock sufficient to satisfy tax withholding requirements. Unless otherwise specified in the grant, upon the occurrence of a change of control, each option will be immediately exercisable.

Stock appreciation rights granted under the plan represent a right to receive payment in stock equal to the excess of the fair market value of shares of common stock on the exercise date over the exercise price. The exercise price of stock appreciation rights granted under the plan may not be less than the market value (generally, the closing price per share) of the common stock on the date of grant. The Compensation and Organization Committee determines at the time of grant when each stock appreciation right becomes exercisable, and, unless otherwise specified by the grant, no stock appreciation right may be exercised less than one year from the date of grant (except upon change of control). The company may require at the time of exercise of a stock appreciation right, that the participant remit an amount in cash or common stock sufficient to satisfy tax withholding requirements. Unless otherwise specified in the grant, upon the occurrence of a change of control, each option will be immediately exercisable.

The Compensation and Organization Committee may make the grant, issuance, retention and/or vesting of restricted stock and restricted stock unit awards contingent upon continued employment with the company, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate. In the event that the Compensation and Organization Committee grants a stock bonus, a certificate for the shares of company stock comprising such stock bonus will be issued in the name of and delivered to the participant to whom such grant was made as soon as practicable after the date on which the stock bonus is payable.

Incentive Compensation Plans

The company maintains a cash based short term incentive plan that includes a number of key management employees who receive annual incentive compensation based upon targeted financial performance goals and the achievement of these goals by the company. The range of these incentives varies depending upon the level of the manager and his or her ability to impact the company’s performance, as well as the level of achievement of those financial goals by the company.

Stock Contribution to Amended 401(k) Plan

The company sponsored a non-leveraged Employee Stock Ownership Plan, or ESOP, and related trust prior to June 29, 2004. Effective June 29, 2004, the ESOP was merged with the 401(k) Plan and the Stock Bonus Plan into the Amended 401(k) Plan. Under the terms of the Amended 401(k) Plan, there is an annual defined contribution equal to five percent of each employee’s eligible annual compensation. This contribution is made to the Amended 401(k) Plan in the form of the company’s stock.

Compensation and Organization Committee Interlocks and Insider Participation

In fiscal year 2005, Messrs. Summer, Summers and Soderberg served on the Compensation and Organization Committee. No person who served as a member of the Compensation and Organization Committee during fiscal year 2005 was (i) an officer or employee of the company or any of its subsidiaries during such fiscal year (ii) formerly an officer of the company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the company under Item 404 of Regulation S-K under the Securities Act of 1933.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

Overview.  The Compensation and Organization Committee is comprised solely of directors who are not current or former employees of the company. The Compensation and Organization Committee consists of Messrs. Summer, Summers and Soderberg. The Compensation and Organization Committee is responsible for establishing the compensation policies and administering the compensation programs for the company’s executive officers.

Compensation and Organization Committee Objectives.  The primary purpose of the Compensation and Organization Committee is to establish the company’s executive and director compensation philosophy that will attract, retain and motivate superior executives and ensure that senior executives and directors of the company and its wholly-owned subsidiaries are compensated appropriately in a manner consistent with the compensation philosophy, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies. In addition, the Compensation and Organization Committee is responsible for oversight and review of the reporting relationships of the senior executive staff, the quality of the executive team and the process of succession planning and management development within the company.

The executive compensation program is generally composed of base salary, discretionary performance bonus, and long-term incentives in the form of stock options and restricted stock awards. The compensation program also includes various benefits, including health insurance plans and programs and the Amended 401(k) Plan, which are also available to all of the company’s full-time associates.

Base Salary.  The Compensation and Organization Committee annually reviews and approves the base salaries of executive officers, taking into consideration individual performance, retention, the level of responsibility, the scope and complexity of the position, and competitive practices.

Incentive Compensation.  The company maintains a cash based short term incentive plan that includes a number of key company managers who receive annual incentive compensation based upon targeted financial performance goals and the achievement of these goals by the company. The range of these incentives varies depending upon the level of the manager and his/her ability to impact the company’s performance, as well as the level of achievement of those financial goals by the company.

Stock Plans.  The company has several stock option grant programs including company performance based vesting and long-term incentive plan vesting. The company also has a restricted stock plan for some executives that is also based on company performance vesting. These stock-option programs are used as both a recruiting tool for key managers, as well as a retention tool for executive officers. Performance-based options are tied to the company’s financial performance goals and the achievement of those goals by the company. Long term incentive plan options are tied to executive officer retention periods with the company.

Compensation of the Chairman of the Board and Chief Executive Officer.  Compensation of the company’s Chairman of the Board and Chief Executive Officer, Edward F. Voboril, is determined pursuant to his employment agreement. Under the employment agreement, the company currently pays Mr. Voboril $430,000 annually. The Compensation and Organization Committee and the board of directors have the right to increase his salary. Under the employment agreement, Mr. Voboril is entitled to a bonus equal to 100% of his current base salary if the company achieves financial targets set by the board of directors and reflected in the company’s annual budget. In determining the level of base salary and bonus to be paid to Mr. Voboril in 2005, the Compensation and Organization Committee considered both the value of Mr. Voboril to the company and pay practices for comparable performance in the industry. For 2005, Mr. Voboril’s base salary was increased to $430,000 from $416,923. Mr. Voboril earned total bonuses in 2005 of $817,000, which were paid in 2006. The bonus is attributable to the company’s achieving adjusted financial targets set by the board and reflected in the company’s adjusted annual budget during 2005 and Mr. Voboril’s integral role in bringing about these results.

Respectfully submitted,

William B. Summers, Jr., Chair
Thomas S. Summer
Peter H. Soderberg
Members of the Compensation and Organization Committee

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Messrs. Summer, Summers and Wareham, each of whom the board of directors has determined is “independent” in accordance with applicable law and the listing standards of the New York Stock Exchange and qualifies as an “audit committee financial expert” under applicable rules of the Securities and Exchange Commission. The Audit Committee functions pursuant to a written charter, a copy of which is posted on the company’s website at www.greatbatch.com.

The Audit Committee reviewed and discussed the information contained in the 2005 first, second, third and fourth quarter earnings announcements with management of the company and independent auditors prior to public release. They also reviewed and discussed the information contained in the 2005 first, second and third quarters’ Forms 10-Q and full year 10-K with management of the company and independent auditors prior to filing with the Securities and Exchange Commission. In addition, the Audit Committee met regularly with management, internal auditors and independent auditors on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.

In connection with the company’s fiscal 2005 consolidated financial statements, the Audit Committee has:

•	reviewed and discussed with management the company’s audited consolidated financial statements as of and for fiscal 2005;

•	discussed with the company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with the Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and SEC rule 2-07; and

•	received and reviewed the written disclosures and the letter from the company’s independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board has approved, that the audited consolidated financial statements referred to above be included in the company’s Annual Report on Form 10-K for fiscal 2005.

Respectfully submitted,

Thomas S. Summer, Chair
William B. Summers, Jr.
John P. Wareham
Members of the Audit Committee

PERFORMANCE GRAPH

The following graph compares for the thirty-nine month period ended December 30, 2005, the cumulative total stockholder return for the company, the S&P SmallCap 600 Index, and the Coredata Group Index, an index of over 100 medical instruments and supply companies. The graph assumes that $100 was invested on September 29, 2000 in the common stock of the company, the S&P SmallCap 600 Index and the Coredata Group Index, and assumes reinvestment of dividends. The stock price performance shown on the following graph is not necessarily indicative of future price performance.

COMPARE CUMULATIVE TOTAL RETURN
AMONG GREATBATCH, INC.,
S&P SMALLCAP 600 INDEX AND HEMSCOTT GROUP INDEX

ASSUMES $100 INVESTED ON DEC. 29, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 30, 2005

	12/29/00	12/28/01	1/3/03	1/2/04	12/31/04	12/30/05
Greatbatch, Inc.	100.00	129.24	101.59	151.68	79.36	92.07
Hemscott Group Index	100.00	114.33	94.70	138.78	165.16	174.20
S&P SmallCap 600 Index	100.00	106.54	90.95	126.23	154.82	166.71

RELATED PARTY TRANSACTIONS

The company invested approximately $1 million in BIOMEC, Inc. during 2001, and acquired approximately 2% of the outstanding shares. BIOMEC, Inc. is a small business researcher, developer and manufacturer of advanced medical devices. Mr. Sanford is an indirect shareholder, member of the executive committee, and non-executive Vice Chairman of BIOMEC, Inc.

REQUIREMENTS FOR REPORTING SECURITIES OWNERSHIP

Section 16(a) of the Exchange Act requires the company’s executive officers and directors, and persons who own more than ten percent of a registered class of the company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file. To the company’s knowledge, based solely upon its review of copies of such forms furnished to it, or written representations from reporting persons that no such forms were required for those persons, the company believes that during fiscal year 2005 all filing requirements applicable to executive officers, directors and greater than ten-percent beneficial owners were complied with.

PROPOSAL 2

RATIFICATION OF THE REAPPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On recommendation of the Audit Committee, the accounting firm of Deloitte  & Touche LLP has been reappointed by the board as the company’s independent registered public accounting firm for fiscal year 2006. Although stockholder approval is not required, the board requests stockholder ratification of Deloitte & Touche LLP’s reappointment. Representatives of that firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT FEES

The following table sets forth the aggregate fees billed by the company’s independent accountants, Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu and their respective affiliates, or collectively, Deloitte, for services provided to the company during fiscal years 2005 and 2004:

	2005	2004

Audit Fees(a)	$455,100	$537,500
Audit-Related Fees(b)	2,200	281,000

Total Audit and Audit-Related Fees	457,300	818,500
Tax Fees(c)	—	50,900
All Other Fees	—	—

Total Fees(d)	$457,300	$869,400

(a)	In 2005 and 2004, amount included $205,000 and $269,000, respectively, for attestation required under Section 404 of the Sarbanes-Oxley Act of 2002.

(b)	In 2004, amount included $260,000 for internal control consulting services related to Section 404 of the Sarbanes-Oxley Act of 2002.

(c)	In 2004, amount was primarily related to tax research and tax audits.

(d)	Audit Committee pre-approval of services included in items (a), (b) and (c) was conducted in 2005 and 2004.

None of the services described above was approved by the Audit Committee under the de minimis exception provided under Securities and Exchange Commission Regulation S-X, Rule 2-01(c)(7)(i)(c).

Audit Committee Pre-Approval Policy on Audit and Non-Audit Services

As described in the Charter of the Audit Committee (Section III.10), the Audit Committee must review and pre-approve both audit and non-audit services to be provided by the company’s independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such pre- approval reported to the audit committee at its next regularly scheduled meeting. Approval of non-audit services will be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
RATIFICATION OF THE REAPPOINTMENT OF DELOITTE & TOUCHE LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006

PROPOSALS OF STOCKHOLDERS

Any stockholder who intends to present a proposal intended to be considered for inclusion in the proxy statement for presentation at the company’s 2007 Annual Meeting of Stockholders must submit such proposal so that the company receives it by December 30, 2006. The proposal should be submitted to the company’s offices in Clarence, New York by certified mail, return receipt requested, and should be directed to the Secretary of the company. In addition, the company’s by-laws require that notice of any business proposed by a stockholder to be brought before an annual meeting, whether or not proposed for inclusion in the company’s proxy statement, must be received by the Secretary of the company not later than 90 days in advance of the anniversary date of the prior year’s annual meeting, which for business proposed for the 2007 Annual Meeting is February 22, 2007.

OTHER MATTERS

Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

A copy of the company’s Annual Report on Form 10-K for fiscal year 2005 may be obtained without charge by any stockholder of record by written request made to Anthony Borowicz, Treasurer and Director of Investor Relations, Greatbatch, Inc., 9645 Wehrle Drive, Clarence, New York 14031.

By Order of the Board of Directors,

LARRY T. DeANGELO
Senior Vice President,
Administration and Secretary

Clarence, New York
April 27, 2006

PROXY	PROXY
GREATBATCH, INC.
9645 WEHRLE DRIVE
CLARENCE, NEW YORK 14031
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 23, 2006.
     The undersigned hereby appoints Edward F. Voboril and Larry T. DeAngelo, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Greatbatch, Inc. to be held at the Buffalo Niagara Marriott, 1340 Millersport Highway, Amherst, New York 14221, on May 23, 2006, and at any adjournments, upon matters described in the proxy statement furnished with this proxy card and all other subjects that may properly come before the meeting.
     IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT FURNISHED WITH THIS PROXY CARD, AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.
     If you have a beneficial interest in shares allocated to your account under the Greatbatch, Inc. 401(k) Retirement Plan, then this card also constitutes your voting instructions to the trustee of this plan. If you do not submit a proxy or otherwise provide voting instructions, or if you do not attend the annual meeting and vote by ballot, the trustee of this plan will vote the shares in the same manner and in the same proportion as the shares for which voting instructions are received, except that the trustee, in the exercise of the trustee’s fiduciary duties, may determine that the trustee must vote the shares in some other manner. If you plan to attend the meeting, please check the appropriate box on your proxy card, return the proxy card and refer to the map included below containing directions to the Buffalo Niagara Marriott.
Address Change/Comments (Mark the corresponding box on the reverse side)
FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS	Please Mark Here ☐
INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	for Address Change or Comments
SEE REVERSE SIDE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2

FOR
		the nominees	WITHHOLD
		listed at right	AUTHORITY
		(except as	to vote for the
		marked to the	nominees
		contrary)	listed at right

1.	ELECTION OF DIRECTORS	☐	☐	Nominees:
01 Edward F. Voboril
	(To withhold authority to vote for any individual nominee write his or her name in the space below):			02 Pamela G. Bailey
03 Thomas J. Hook
04 Joseph A. Miller, Jr.
05 Bill R. Sanford
06 Peter H. Soderberg
07 Thomas S. Summer
08 William B. Summers, Jr.
09 John P. Wareham

		FOR	AGAINST	ABSTAIN

2.	RATIFY THE REAPPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

3.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments.
				I PLAN TO ATTEND THE ANNUAL MEETING	☐
Signature                                                              Signature                                                              Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE
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